Exhibit 4.4

                     AGREEMENT TO FURNISH COPY OF
                  SECOND AMENDMENT TO NOTE AGREEMENT
                       DATED SEPTEMBER 27,  1995


Pursuant to Item 601(B)(4)(3)(A) of Regulation S-K, the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of the Second Amendment, dated June 1, 1995, to the Note Agreement dated May 1, 1991 with Minnesota Mutual Life Insurance Company, Inc.


                       WLR FOODS, INC.



                       By:_/s/ Delbert L Seitz_____________________
                           Delbert  L. Seitz, Chief Financial Officer